UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2014

CAMBRIDGE HEART, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-20991	13-3679946
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Verdolino & Lowey, P.C. 124 Washington Street, Foxborough, MA	02035
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 978-654-7600

100 Ames Pond Drive, Tewksbury, MA 01876
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

In late December 2013, the Company determined that its existing resources were not sufficient to fund operations and that it would be unable to generate adequate cash flows or obtain sufficient additional funding in the future.  On December 31, 2013, the Company retained Verdolino & Lowey, P.C. (the “Firm”) to assist with the transition and wind-down of the Company’s business affairs.  Pursuant to an Engagement Letter dated as of December 31, 2013, the Company agreed to pay the Firm a retainer of $7,500, $425 per hour for Craig Jalbert’s services discussed in Item 5.02 below and $125 to $425 per hour for the services of additional staff of the Firm.

On January 13, 2014, the Company entered into a Management Agreement (the “Management Agreement”) with certain secured creditors of the Company (the “Secured Creditors”) and Cambridge Cardiac Technologies Inc. (“CCT”), a new entity formed by the Secured Creditors.  Pursuant to the Management Agreement, the Company acknowledged receipt of notice from the Secured Creditors that an auction of the Company’s assets would be held on January 28, 2014 pursuant to Article 9 of the Uniform Commercial Code (the “UCC”) and that the Secured Creditors intended to make a credit bid for the assets at such auction.  Pursuant to the Management Agreement, among other things, the Secured Creditors agreed to fund certain wind-down expenses of the Company and pay all Company debts incurred from January 13, 2014 to the auction date, and the Company agreed to continue to run its business until the auction.

On January 28, 2014, a collateral agent for the Secured Creditors held a public auction conducted in accordance with Article 9 of the UCC for the sale of all of the Company’s assets, which secured approximately $4.03 million in notes issued to the Secured Creditors.  The Secured Creditors made a credit bid of $1.5 million and, at the conclusion of the public auction, were deemed the highest bidder for the assets. The assets are to be acquired by the Secured Creditors in exchange for the satisfaction and discharge of $1.5 million outstanding under the notes, and will be assigned to CCT.  The closing of the sale of the assets is anticipated to occur promptly. After accounting for the credit bid, approximately $2.53 million will remain outstanding under the notes.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information contained in Item 1.01 above is incorporated into this Item 2.02 by reference.

Item 4.01. Change in Registrant’s Certifying Accountant.

On January 31, 2014, Cambridge Heart, Inc. (the “Company”) received notice from McGladrey LLP (“McGladrey”) that McGladrey was resigning as the Company’s independent registered public accounting firm effective immediately.

The Company does not intend to appoint a new independent registered public accounting firm in light of the Company’s decision to wind down its business affairs effective immediately, as discussed below.

The audit report of McGladrey on the financial statements of the Company for the year ended December 31, 2011 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit opinion for the year ended December 31, 2011 contains an explanatory paragraph disclosing the uncertainty regarding the ability of the Company to continue as a going concern.  As previously disclosed to the SEC, due to financial constraints the Company did not file an Annual Report on Form 10-K for fiscal year 2012.

As previously reported by the Company in its Quarterly Report on Form 10-Q for the period ended September 30, 2012, the Company conducted an assessment of the effectiveness of its internal control over financial reporting as of September 30, 2012 and determined that the Company lacked sufficient staff to segregate accounting duties. In July 2012, the Company underwent a restructuring of its operations in order to reduce expenses.  The restructuring included significant reductions in personnel and overhead costs across all functions of the Company. Specifically, the reduction in personnel included four employees in the accounting department. As a result, the Company did not maintain adequate segregation of duties within its critical financial reporting applications, the related modules and financial reporting processes. This control deficiency could result in a misstatement of balance sheet and income statement accounts in the Company’s interim or annual financial statements that would not be detected. Accordingly, management determined that this control deficiency constituted a material weakness, and that the Company's internal control over financial reporting was not effective as of September 30, 2012.

In connection with the audit of the fiscal year ended December 31, 2011 and the cumulative period of January 1, 2012 through January 31, 2014 and through the date of McGladrey’s resignation, there were: (1) no disagreements between the Company and McGladrey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of McGladrey would have caused them to make reference thereto in their reports on the Company’s financial statements for such years, and (2) except for the material weakness in the Company’s internal controls described above, no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided McGladrey a copy of the disclosures in this Form 8-K and has requested that McGladrey furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Company’s statements in this Item 4.01.  A copy of the letter dated January 31, 2014 is filed as Exhibit 16.1 to this Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors; Appointment of Certain Officers

Effective January 21, 2014, the Board of Directors of the Company voted to increase the number of Company directors to four and elected Craig R. Jalbert, CIRA, as a director to fill the vacancy resulting from the Board’s enlargement.  At the same meeting, the Board appointed Mr. Jalbert as President, Secretary and Treasurer of the Company for the purpose of assisting with the wind-down of the Company’s business affairs, as discussed in Item 1.01 above.

Mr. Jalbert, age 52, was retained by the Company as a consultant on December 31, 2013 to assist with the transition and wind-down of the Company’s business affairs.  Mr. Jalbert has served as a principal of Verdolino & Lowey, P.C. (the “Firm”), a full-service accounting firm located in Foxboro, Massachusetts, for 20 years.  Among other things, Mr. Jalbert’s experience includes assistance with bankruptcy matters in such capacities as accountant, liquidating supervisor and liquidating agent.  Mr. Jalbert will serve as the Company’s director and statutory officer until completion of the Company’s wind-down.  The Company will pay the Firm $425 per hour for Mr. Jalbert’s services pursuant to an Engagement Letter, dated as of December 31, 2013.

Departure of Directors or Certain Officers

Effective January 31, 2014, Paul McCormick, Jack McGuire and Jeffrey Wiggins resigned from the Company’s Board of Directors.  Messrs. McCormick, McGuire and Wiggins did not resign over any disagreement with the Company’s Board or its management.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 31, 2014, the Board of  Directors voted to amend Article 2, Section 2.2 of the Company’s Amended and Restated By-laws (the “By-laws”) to reduce the minimum number of directors on the Board at any time from three to one.  The text of amended Article 2, Section 2.2 of the By-laws is attached hereto as Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number	Description
3.1	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.10 to the Registrant’s Current Report on Form 8-K dated June 29, 2009)

3.2	Amendment to the Amended and Restated By-laws of the Registrant

10.1	Engagement Agreement dated December 31, 2013 by and between the Registrant and Verdolino and Lowey, P.C.

10.2	Management Agreement dated January 13, 2014 by and among the Registrant, Cambridge Cardiac Technologies Inc. and certain secured creditors of the Registrant party thereto

16.1	Letter from McGladrey LLP dated January 31, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBRIDGE HEART, INC.

Date: February 5, 2014	By:	/s/ Craig R. Jalbert
Craig R. Jalbert
Director